EXHIBIT EX-10.1
                      LIMITED NONEXCLUSIVE PATENT AND COPYRIGHT
                                  LICENSE AGREEMENT

                                         For

                               CAPACITIVE DEIONIZATION

                                         For

                        Brackish Water/Sea Water Desalination
                                         and
             Treatment of Heat Exchanger and Boiler Water, Industrial and
               Commercial Process Water, and Ultrapure Industrial Water

                                       Between

                     THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                         and

                                 FAR WEST GROUP, INC.

                               LLNL Case No. TL-1387-97


                        Lawrence Livermore National Laboratory
                               University of California
                       P.O. Box 808, L-795, Livermore, CA 94551
                    Industrial Partnerships and Commercialization

                                     January 1997

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                                  TABLE OF CONTENTS

           1.  BACKGROUND                                   1
           2.  DEFINITIONS                                  2
           3.  LICENSE GRANT                                5
           4.  FEES, ROYALTIES AND PAYMENT                  5
           5.  PERFORMANCE OBLIGATIONS                      6
           6.  PROGRESS AND ROYALTY REPORTS                 7
           7.  BOOKS AND RECORDS                           10
           8.  TERM                                        11
           9.  TERMINATION                                 11
          10.  PATENT PROSECUTION AND MAINTENANCE          12
          11.  PATENT AND COPYRIGHT INFRINGEMENT           13
          12.  USE OF NAMES AND TRADEMARKS                 14
          13.  LIMITED WARRANTY                            14
          14.  INDEMNIFICATION AND INSURANCE               15
          15.  NOTICE REQUIREMENT FOR LICENSED PRODUCTS    17
          16.  WAIVER                                      19
          17.  ASSIGNABILITY                               19
          18.  LATE PAYMENTS                               19
          19.  NOTICES                                     19
          20.  DISPUTES AND GOVERNING LAWS                 21
          21.  PATENT MARKING                              21
          22.  GOVERNMENT APPROVAL OR REGISTRATION         21
          23.  EXPORT CONTROL LAWS                         22
          24.  FORCE MAJEURE                               22
          25.  UNITED STATES PREFERENCE                    22
          26.  MISCELLANEOUS                               22

          EXHIBIT A - INTELLECTUAL PROPERTY                25
          EXHIBIT B - LICENSED RIGHTS                      29
          EXHIBIT C - LICENSE ISSUE FEE, ROYALTIES
                      AND PAYMENTS                         32
          EXHIBIT D - MUTUAL NONDISCLOSURE AGREEMENT       35

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                                LIMITED NONEXCLUSIVE
                        PATENT AND COPYRIGHT LICENSE AGREEMENT
                                         For
                          CAPACITIVE DEIONIZATION TECHNOLOGY
                                         For
                        Brackish Water/Sea Water Desalination
                                         and
             Treatment of Heat Exchanger and Boiler Water, Industrial and
               Commercial Process Water, and Ultrapure Industrial Water

                 This Agreement is between THE REGENTS of the University of California ("THE REGENTS"), under its U.S. Department of Energy Contract No. W-7405-ENG-48 to manage and operate Lawrence Livermore National Laboratory ("LLNL"), and FAR WEST GROUP, INC., an Arizona corporation having its principal place of business at 2610 W. Verbena Avenue, Tucson, AZ 85705 ("LICENSEE"). THE REGENTS is a corporation organized and existing under the laws of the State of California, with its principal office at 300 Lakeside Drive, Oakland, CA 94612-3550. THE REGENTS and LICENSEE are referred to jointly as "Parties".

          1.     BACKGROUND

          1.1 Certain copyrightable works and inventions, characterized as capacitive deionization process using carbon aerogel electrodes and software to automate the deionization and regeneration process, were made at Lawrence Livermore National Laboratory and are covered by "THE REGENTS Intellectual Property Rights" as defined in Article 2.

          1.2 The U.S. Department of Energy ("DOE") entirely or in part sponsored development of the copyrightable works and inventions. Consequently, this Agreement and the resulting license is subject to overriding obligations to the U.S. Government.

          1.3 LICENSEE has requested certain rights from THE REGENTS for commercial development of capacitive deionization, and THE REGENTS is willing to grant such rights so that the benefit of the process may be enjoyed by the general public.

          1.4 LICENSEE is a small business and has provided certification.

          1.5 BothParties recognize that royalties due under this Agreement will be paid on licensed copyrights, invention disclosures, patent applications, and issued patents.

                 THEREFORE the Parties agree as follows:

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          2.     DEFINITIONS

          In addition to terms otherwise defined herein, the following terms will have the meaning ascribed to them in this Article 2:

          2.1 "LICENSEE" shall mean FAR WEST GROUP, INC., its Affiliates and Joint Ventures.

          2.2 "Affiliate" of a Party means any entity that, directly or indirectly, controls that Party, is controlled by that Party or is under common control with that Party; "control" for these purposes means the actual, present capacity to elect a majority of the directors or other managing authority of such entity.

          2.3 "Joint Venture" means any separate entity established pursuant to an agreement between a third party and LICENSEE to constitute a vehicle for a joint venture, in which the separate entity manufactures, uses, purchases, sells, or acquires Licensed Products from LICENSEE.

          2.4 "Effective Date" means the date of execution by the last signing Party.

          2.5 "Fields of Use" are the applications or uses defined in Exhibit B.

          2.6 "THE REGENTS' Intellectual Property Rights" are THE REGENTS' rights in Licensed Copyright and Licensed Patents under applicable laws.

          2.7     "Licensed Patents" are:

                  (a) the U.S. patents, U.S. patent applications, and invention disclosures specified in Exhibit A, and resulting patents;

                  (b)  reissues and continuations of (a) above; and

                  (c) foreign patent applications listed in Exhibit A, and resulting patents.

          2.8 "Licensed Method" is any method, procedure, process, or other subject matter whose use or practice would constitute an infringement of THE REGENTS' Patent Rights but for the license granted to LICENSEE under this Agreement.

          2.9 "Licensed Copyright" means THE REGENTS' copyright rights in software specified in Exhibit A, in the form that the software is maintained by LLNL as of the Effective Date of this Agreement.

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          2.10    "Licensed Software" means software specified in Exhibit A.


          2.11 "Licensed Products" are products whose manufacture, use, sale, export, or offer for sale, or whose reproduction, preparation of derivative works, distribution or display, would constitute an infringement of THE REGENTS' Intellectual Property Rights but for the license granted to LICENSEE under this Agreement. Licensed Products include (i) products that employ or incorporate Licensed Software, (ii) products that incorporate or are produced by the practice of subject matter of Licensed Patents, and (iii) services performed using Licensed Products or Licensed Methods.

          2.12 "Lease Price," as used in this Agreement to compute royalties, means gross income from leasing after deducting outbound transportation prepaid or allowed. The term lease means a contract by which one conveys equipment and/or facilities for a specified term and for a specified fee.

          2.13 "Net Sales," as used in this Agreement to compute royalties, means the total of (a) the aggregate Net Selling Price for all Licensed Products sold or otherwise transferred by LICENSEE for value during the relevant period other than by lease, and (b) the aggregate Lease Price for all Licensed Products that are leased by or for the benefit of LICENSEE as lessor during the relevant period. Net Sales will not include sales or leases to the U.S. Government.

          2.14 "Net Selling Price," as used in this Agreement to compute royalties, is the gross invoice selling price or lease price of Licensed Products by LICENSEE to independent third parties for cash or other forms of consideration, f.o.b. factory, after deducting:

                  (a)  Discounts allowed in amounts customary in the trade;
          and

                  (b) Sales, tariff duties and/or use taxes directly imposed and with reference to particular sales; and

                  (c)  Outbound transportation prepaid or allowed; and

                  (d)  Amounts allowed or credited on returns.

                  No deductions will be made from Net Selling Price for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections.

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
                  The Net Selling Price of Licensed Products that are not sold or leased, but are otherwise disposed of, is the selling price at which LICENSEE is currently offering for sale products of similar kind and quality, sold in similar quantities. If LICENSEE is not currently offering comparable products for sale, then the Net Selling Price is the average selling price at which products of similar kind and quality, sold in similar quantities, are currently offered for sale by other manufacturers. If comparable products are not currently sold or offered for sale by others, then the Net Selling Price will be LICENSEE's cost of manufacture determined by LICENSEE's customary accounting procedures, plus LICENSEE's standard markup.

          3.      LICENSE GRANT

          3.1 The license granted to LICENSEE by THE REGENTS is set forth in Exhibit B.

          3.2 The U.S. Government retains a paid-up, royalty-free, nontransferable, worldwide, irrevocable license to practice or have practiced all Licensed Patents, and to reproduce, prepare derivative works, distribute copies to the public, and display publicly Licensed Copyright for or on behalf of the U.S. Government. The U.S. Government has certain other rights under
          35 U.S.C.   200-212 and applicable regulations.

          3.3 THE REGENTS reserves the right to use THE REGENTS' Intellectual Property Rights for noncommercial, educational, and research purposes.

          4.      FEES, ROYALTIES AND PAYMENT

          4.1 LICENSEE will pay to THE REGENTS a non-refundable license issue fee, earned royalties on the commercial sale and use of Licensed Products and Licensed Methods, and minimum royalties, as set forth in Exhibit C.


          4.2 LICENSEE will pay all fees and royalties in U.S. dollars collectible at par in San Francisco, California. When Licensed Products are sold for currencies other than U.S. dollars, earned royalties will first be determined in the foreign currency of the country in which the Licensed Products were sold and then converted into equivalent U.S. dollars. The exchange rate is that rate quoted in the Wall Street Journal on the last business day of the reporting period and is quoted as local currency per U.S. dollar. LICENSEE will be responsible for all bank transfer charges.

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
          4.3 If legal restrictions prevent LICENSEE from making prompt payment of part or all of any royalties on sales of Licensed Products in any country outside the U.S. from LICENSEE's source of funds outside the U.S., LICENSEE will convert the amount owed to THE REGENTS into U.S. funds and pay THE REGENTS directly from LICENSEE's U.S. source of funds.

          4.4 THE REGENTS will not collect royalties on Sales of Licensed Products to the U.S. Government. LICENSEE will reduce the amount charged for such sale by an amount equal to the royalty otherwise due THE REGENTS hereunder.

          5.      PERFORMANCE OBLIGATIONS

          5.1 LICENSEE, upon execution of this Agreement, shall (i) diligently proceed with the development, manufacture and sale of Licensed Product(s) and use of Licensed Methods and earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement as specified in Exhibit B Paragraph C (Performance Obligations) to this Agreement; and (ii) comply with the minimum royalty requirements specified in Exhibit C.

          5.2 The commercialization conditions specified in this Agreement may by mutual written consent of LICENSEE and THE REGENTS be amended and/or extended, at the written request of LICENSEE to THE REGENTS, based upon legitimate business reasons specified in reasonable detail in such written request.

          5.3 If LICENSEE fails to perform the commercialization conditions specified in this Agreement, THE REGENTS may at its sole option upon at least sixty (60) days prior written notice to
          LICENSEE: (i) negotiate a new schedule and conditions; or (ii) terminate this Agreement.

          5.4 During the term of this Agreement, LICENSEE will conduct normal, continuous business operations. If LICENSEE seeks protection under any United States bankruptcy proceedings during the term of this Agreement, LICENSEE will notify THE REGENTS in writing no later than seventy-two (72) hours before the bankruptcy filing. A bankruptcy filing by the LICENSEE will be grounds for termination of this Agreement by THE REGENTS.

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          6.      PROGRESS AND ROYALTY REPORTS

          6.1 Until the first commercial sale of a Licensed Product, LICENSEE will submit to THE REGENTS a semi-annual progress report covering LICENSEE activities in meeting the performance obligations set forth in Article 5 and Exhibit B of this Agreement. The report will include at a minimum the following information:

                  License Number

                  Name of Licensee
                  Date of Report
                  Reporting period
                  Description of Licensed Products or Licensed Methods

                  Status of Commercialization Milestones

          The report will be due to THE REGENTS on August 31 of each calendar year for the period January through June of that year and on February 28 of each calendar year for the period July through December of the preceding calendar year. The first report will be due August 31, 1997 for commercialization activities during the period January 1, 1997 through June 30, 1997.

          6.2 LICENSEE will report to THE REGENTS the first commercial sale of each type of Licensed Product, and the first commercial use of Licensed Methods, in the U.S. and in each country outside the U.S. Such report will include at a minimum, the following information.

                  License Number

                  Name of Licensee
                  Date of Report

                  Date of First Commercial Sale/Lease/Use

                  Place of First Commercial Sale/Lease/Use
                  Description of Licensed Product(s)/Method(s) sold/leased/used

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          6.3    After the first commercial sale of a Licensed Product
          anywhere in the world, LICENSEE will submit semi-annual written royalty reports to THE REGENTS on August 31 of each calendar year for the period January through June of that year and on February 28 of each calendar year for the period July through December of the preceding calendar year. The royalty report will include at a minimum the following information:


                 License Number

                 Name of Licensee
                 Date of Report

                 Reporting period

                 Company's fiscal year
                 Earned royalties or minimum royalties
                 Domestic sales:

                    Description of Licensed Product(s)/Method(s)

                    Unit price of Licensed Product(s)/Method(s) (sale, lease, and/or use)
                    Units of Licensed Product(s)/Method(s) sold in US

                    Units of Licensed Product(s)/Method(s) leased in US

                    Gross sales in US
                    Net Sales in US

                    Royalties due THE REGENTS in $US


                 Foreign sales:

                    Country of sales

                    Description of Licensed Product(s)/Method(s)
                    Unit price of Licensed Product(s)/Method(s) (sale, lease, and/or use)

                    Units of Licensed Product(s)/Method(s) sold in each country

                    Units of Licensed Product(s)/Method(s) leased in each country
                    Gross sales in each country

                    Net Sales in each country

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                    Monetary exchange rate
                    Royalties due THE REGENTS in $US

                 US Government Sales:
                    Description of Licensed Product(s)/Method(s)

                    Unit price of Licensed Product(s)/Method(s) (sale, lease, and/or use)

                    Units of Licensed Product(s)/Method(s) sold
                    Units of Licensed Product(s)/Method(s) leased

                    Gross sales

                    Net Sales

                 LICENSEE will also report the name and business address of each purchaser of a capacitive deionization unit.


          6.4 If LICENSEE has not sold any Licensed Products or used Licensed Methods during any reporting period, LICENSEE will so state in the royalty report filed for such period.

          6.5 LICENSEE will provide THE REGENTS with an annual statement of royalty accounts, either audited or certified by LICENSEE's Chief Financial Officer, for each calendar year during the term of this Agreement. All such statements will be due to THE REGENTS on February 28 of the calendar year after the year to which such statement relates.


          6.6 LICENSEE will file all reports in accordance with the provisions of Article 19 (NOTICES).

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          7.     BOOKS AND RECORDS

          7.1 LICENSEE will keep books and records accurately showing all Licensed Products/Licensed Methods manufactured, used, or sold under this Agreement. LICENSEE will preserve such books and records for at least five (5) years after the date of the royalty payment to which they apply. Such books and records will be open for inspection by representatives or agents of THE REGENTS at all reasonable times, with reasonable notice given, and will be considered to be business sensitive information of LICENSEE.

          7.2 THE REGENTS will pay the costs incurred by its representatives or agents to examine LICENSEE's books and records. If there is an error adverse to THE REGENTS in LICENSEE's royalty accounting of more than five percent (5%) of the total royalties due for any year, then LICENSEE will pay THE REGENTS within ten (10) days the amount necessary to correct such error and will pay the reasonable costs incurred by THE REGENTS' representatives and agents for such examination.


          7.3 LICENSEE will provide THE REGENTS with an annual audited or certified financial statement of LICENSEE, including at a minimum a balance sheet and operating statement. Such statement will be due to THE REGENTS within one hundred twenty (120) days following the close of LICENSEE's fiscal year to which such statement relates. Such audited statements will be deemed business sensitive information of LICENSEE.

          8.     TERM

          8.1 The term of the license to Licensed Patents will commence on the Effective Date and, unless terminated by operation of law or by acts of the Parties under this Agreement, will extend until the expiration of all Licensed Patents.

          8.2 The term of the license to Licensed Software will commence on the date that DOE grants THE REGENTS request for permission to assert copyright and, unless terminated by operation of law or by acts of the Parties under this Agreement, will extend until five (5) years after that date. The term may be renewed for two additional five-year periods upon written mutual agreement of the Parties.

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          9.     TERMINATION

          9.1 If LICENSEE fails to perform any material term or covenant of this Agreement, THE REGENTS may give written notice to LICENSEE that if LICENSEE has not cured such failure within sixty
          (60) days after the effective date of receipt of the notice, this Agreement will terminate at the end of such sixty-(60)-day period or at the end of such longer period as may be set forth in THE REGENTS' notice.

          9.2 Termination of this Agreement will not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination, nor rescind any payments due or paid to THE REGENTS hereunder prior to the time such termination becomes effective. Such termination will not affect, in any manner, any rights of THE REGENTS arising under this Agreement prior to such termination.

          9.3 LICENSEE may terminate this Agreement by giving at least thirty (30) days' prior written notice thereof to THE REGENTS and by making payment of all amounts due THE REGENTS hereunder through the date of such termination.

          9.4 Within thirty (30) days after termination of this Agreement by either Party, LICENSEE will provide THE REGENTS with a written inventory of all Licensed Products in process of manufacture or in stock on the date of termination. LICENSEE may complete Licensed Products in the process of manufacture at the time of termination, and may dispose of Licensed Products for 120 days after the date of termination provided that LICENSEE pays royalties to THE REGENTS on such dispositions.

          9.5 LICENSEE may not practice Licensed Methods after the date of termination of this Agreement except as necessary to complete the manufacture of Licensed Products as permitted under Article
          9.4 above.

          9.6    The provisions of Articles 4, 6, 7, 9, 11, 12, 13, 14, 15,
          18, 19, 20, 21, 23, 25 and 26 will survive any termination or expiration of this Agreement.

          10.    PATENT PROSECUTION AND MAINTENANCE

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          10.1   THE REGENTS will file and prosecute patent applications
          and maintain the U.S. patents licensed under this Agreement at THE REGENTS expense.

          10.2 LICENSEE may request foreign filing of patents and patent applications licensed under this Agreement for which national or regional filing has not been initiated on the Effective Date of this Agreement. THE REGENTS will file foreign applications if rights are available.

          10.3 LICENSEE shall pay for preparing, filing, and prosecuting all foreign patent applications filed at LICENSEE s request and will pay for maintenance of resulting patents. Foreign patents will be held in the name of THE REGENTS and obtained using counsel selected by THE REGENTS.

          10.4 If more than one licensee is granted foreign rights in the same country, the cost of LICENSEE under Article 10.2 above, as well as the maintenance of resulting patents, shall be shared by all royalty paying licensees with rights in that country. THE REGENTS shall invoice LICENSEE for its share of the costs. If payment is not received, THE REGENTS shall amend this Agreement to exclude the foreign rights for which payment is not received.

          10.5 LICENSEE may terminate its license to a foreign patent application or foreign patent effective ninety days after written notice to THE REGENTS. LICENSEE thereby surrenders its rights in such application or patent, and THE REGENTS shall amend this Agreement to exclude such rights.

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          11.    PATENT AND COPYRIGHT INFRINGEMENT

          11.1 If LICENSEE learns of the infringement or potential infringement by a third party with respect to any Licensed Patent or Licensed Copyright, LICENSEE will inform THE REGENTS in writing within thirty (30) days and provide all known evidence of the infringement or potential infringement. LICENSEE will not contact such third party concerning the infringement without prior written approval of THE REGENTS, which will not be unreasonably withheld. The Parties will use their best efforts to terminate such infringement or potential infringement without litigation.

          11.2 LICENSEE may request in writing that THE REGENTS take legal action against an infringer of a Licensed Patent, Licensed Method, or Licensed Copyright, which request must include reasonable evidence of the infringement and of potential damages to LICENSEE. Within one hundred (100) days after the date of receipt by THE REGENTS of LICENSEE's request, if the infringement continues, THE REGENTS will notify LICENSEE in writing of THE REGENTS decision whether or not to commence suit.

          11.3 LICENSEE will cooperate with THE REGENTS in legal and equitable proceedings instituted hereunder against an infringing third party. Such legal or equitable action will be controlled by THE REGENTS.

          12.    USE OF NAMES AND TRADEMARKS

          12.1 Neither Party has any right to use any name, trade name, trademark, or other designation of the other Party (including any contraction, abbreviation, or simulation) in advertising, publicity, or other promotional activities. The use of the name "LLNL," or "The Regents of the University of California," or the name of any University of California campus by LICENSEE is expressly prohibited.

          13.    LIMITED WARRANTY

          13.1 THE REGENTS has the right to grant the license granted in this Agreement.

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          13.2   THIS LICENSE AND THE ASSOCIATED INVENTIONS AND SOFTWARE
          ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.
          THE REGENTS AND DOE MAKE NO REPRESENTATION OR WARRANTY THAT LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, OR OTHER PROPRIETARY RIGHT.

          13.3 IN NO EVENT WILL THE REGENTS OR DOE BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, SOFTWARE, LICENSED METHOD, OR LICENSED PRODUCTS.

          13.4   Nothing in this Agreement will be interpreted as:

                 (a) A warranty or representation by THE REGENTS as to the validity or scope of any of THE REGENTS' rights in Licensed Patents or Licensed Copyright; or

                 (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents or copyrights of third parties; or

                 (c) Any obligation to bring suit against a third party for patent or copyright infringement; or

                 (d) Conferring by implication, estoppel, or otherwise any license or rights under any patents or copyrights of THE REGENTS other than Licensed Patents and Licensed Copyright as defined in this Agreement, regardless of whether such patents are dominant or subordinate to Licensed Patents; or

                 (e) An obligation to furnish to LICENSEE or any third party any know-how or improvements.

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          14.    INDEMNIFICATION AND INSURANCE

          14.1 LICENSEE must indemnify, hold harmless, and defend THE REGENTS, its officers, employees, and agents; the sponsors of the research that led to the Inventions and copyrightable works; and the inventors/authors against any claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of any license granted under this Agreement. LICENSEE shall pay any and all costs, including reasonable attorney fees, incurred by THE REGENTS in enforcing this indemnification.

          14.2 LICENSEE will insure its activities relating to this Agreement at its own cost with an insurance company acceptable to THE REGENTS, which acceptance will not be unreasonably withheld. LICENSEE will obtain, keep in force, and maintain Comprehensive or Commercial Form General Liability Insurance, including contractual liability and product liability and will maintain coverage as follows:

                 14.2.1 Each occurrence coverage of not less than One Million Dollars ($1,000,000.00); and

                 14.2.2 Product Liability Insurance: Completed operations aggregate coverage of not less than Five Million Dollars ($5,000,000.00); and

                 14.2.3 Personal and Advertising Injury: Coverage of not less than One Million Dollars ($1,000,000.00); and

                 14.2.4  General Aggregate (Commercial Form Only):
          Coverage of not less than Five Million Dollars ($5,000,000.00).

                 These coverages will not limit the liability of LICENSEE to THE REGENTS in any way. LICENSEE will provide THE REGENTS, upon request, with certificates of insurance, including renewals, that show compliance with these requirements. LICENSEE's failure to maintain such required insurance will be considered a material breach of this Agreement.

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          14.3   If such required insurance is written on a claims-made
          form, coverage must provide a retroactive date of placement before or coinciding with the Effective Date of this Agreement.

          14.4 LICENSEE will maintain the general liability insurance specified in this Article 14 during the period that the Licensed Patents and Licensed Copyright of THE REGENTS are being used, Licensed Products are being commercially distributed, or Licensed Methods being used by LICENSEE, and for a period of not less than five (5) years thereafter.

          14.5   Insurance coverage required under this Article 14 must:

                 (a)Provide for at least thirty (30) days advance written notice to THE REGENTS of cancellation or any modification; and

                 (b)Indicate that DOE, THE REGENTS, and their respective officers, employees, students, and agents, are endorsed on the policy as additional named insureds; and

                 (c)Include a provision that the coverage is primary and does not participate with or is in excess of any valid and collectible insurance, program, or self-insurance carried or maintained by THE REGENTS.

          15.    NOTICE REQUIREMENT FOR LICENSED PRODUCTS

          15.1 The following notice must appear in any catalog or product list containing Licensed Products, and must accompany any Licensed Product which could be sold or used for capacitive deionization:

                 "The product being supplied is produced and sold under a License Agreement between The Regents of the University of California (UC) and Far West Group, Inc. The product is covered by claims of pending and issued U.S. patents held by The Regents of the University of California. Use of this product for Capacitive Deionization (CDI) is limited to CDI licensees of The Regents of the University of California. You must obtain a license from THE REGENTS for any commercial use of this product other than your internal evaluation."

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          15.2   Licensed Products must have the following copyright notice on all copies of Licensed Software:

                   1996. The Regents of the University of California. All rights reserved. This work was produced at the University of California, Lawrence Livermore National Laboratory (UC LLNL) under contract no. W-7405-ENG-48 (Contract 48) between the U.S. Department of Energy (DOE) and The Regents of the University of California (University) for the operation of UC LLNL The Government is granted for itself and others acting on its behalf a paid-up, nonexclusive, irrevocable worldwide license in this data to reproduce, prepare derivative works, and perform publicly and display publicly. Beginning five (5) years after [the date DOE grants THE REGENTS request for permission to assert copyright], subject to two possible five-year renewals, the Government is granted for itself and others acting on its behalf a paid-up, nonexclusive, irrevocable worldwide license in this data to reproduce, prepare derivative works, distribute copies to the public, perform publicly and display publicly, and to permit others to do so.

                 DISCLAIMER

                 This software was prepared as an account of work sponsored by an agency of the United States Government. NEITHER THE UNITED STATES GOVERNMENT NOR THE UNIVERSITY OF CALIFORNIA NOR ANY OF THEIR EMPLOYEES, MAKES ANY WARRANTY EXPRESS OR IMPLIED, OR ASSUMES ANY LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION, APPARATUS, PRODUCT, OR PROCESS DISCLOSED, OR REPRESENTS THAT ITS USE WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.

          16.    WAIVER

          16.1 No provision of this Agreement is deemed waived and no breach excused unless such waiver or consent is made in writing and signed by the Party to have waived or consented.

          16.2 Failure on the part of either Party to exercise or enforce any right of such Party under this Agreement will not be a waiver by such Party of any right, or operate to bar the enforcement or exercise of the right at any time thereafter.

          17.     ASSIGNABILITY

          17.1 This Agreement is binding on and inures to the benefit of THE REGENTS, its successors and assigns, but is personal to LICENSEE. This Agreement is not assignable by the LICENSEE without the prior written consent of THE REGENTS.

          18.     LATE PAYMENTS

          18.1 If THE REGENTS does not receive payments or fees due from LICENSEE hereunder when due, LICENSEE will pay interest charges at the rate of ten percent (10%) simple interest per annum from the date on which the payment was originally due.

          19.     NOTICES

          19.1 Any report, payment, notice, or other communication that either Party receives must be in writing and will be properly given and effective on:

                  (a) the date of delivery if delivered in person (including delivery by courier service), or

                  (b) the fifth (5th) day after mailing if mailed by first-class certified mail, postage paid, to the addresses given below (or to an address designated by written notice to the other Party), or

                  (c)  the date of facsimile with confirmed receipt.

          In the case of LICENSEE:    FAR WEST GROUP, INC.
                                      2610 W. Verbena Avenue
                                      Tucson, AZ  85705
                                      Phone:  (520) 293-9778
                                      Fax:  (520) 293-4709

                                      Attention:  President

          In the case of THE REGENTS:

          All correspondence and reports:

                                 Lawrence Livermore National Laboratory


                                 Industrial Partnerships & Commercialization
                                 7000 East Ave.
                                 P.O. Box 808, L-795
                                 Livermore, CA 94550
                                 Attention:  Director, IPAC
                                 Facsimile:  (510) 423-8988

          Payments and corresponding copies of royalty reports:

                                 Lawrence Livermore National Laboratory
                                 Industrial Partnerships & Commercialization
                                 7000 East Ave.
                                 P.O. Box 5517
                                 Livermore, CA  94550

          20.     DISPUTES AND GOVERNING LAWS

          20.1 The Parties will attempt to jointly and promptly resolve any disputes arising from this Agreement. Such joint resolution may include non-binding arbitration. If the Parties are unable to resolve a dispute within a reasonable time not to exceed sixty
          (60) days from one Party's written notice to the other that dispute resolution has begun, then either Party may commence proceedings in a court of competent jurisdiction. United States federal law will govern this Agreement to the extent that there is such law. To the extent there is no applicable and preemptive U.S. federal law, this Agreement will be governed by the laws of the State of California, U.S.A., without regard to such State s conflict of laws provisions.

          21.     PATENT MARKING

          21.1 LICENSEE will mark all Licensed Products and their containers that are made, used, sold, or otherwise disposed of under this Agreement in accordance with applicable patent and copyright marking laws.

          22.     GOVERNMENT APPROVAL OR REGISTRATION

          22.1 If this Agreement or any associated transaction is required by the law of any jurisdiction to be approved, permitted, or registered with any governmental agency, LICENSEE assumes all obligations to do so. LICENSEE will notify THE REGENTS if LICENSEE becomes aware that this Agreement is subject to a United States or foreign government reporting, permitting, or approval requirement. LICENSEE will make all necessary findings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting, permitting, or approval process.

          23.     EXPORT CONTROL LAWS

          23.1 LICENSEE will comply with all applicable United States and foreign laws and regulations concerning the transfer of Licensed Products and related technical data, and use of Licensed Methods, including but not limited to International Traffic in Arms Regulations (ITAR) and Export Administration Regulations.

          24.     FORCE MAJEURE

          24.1 This Agreement is not breached and no liability is created when THE REGENTS or LICENSEE fails to perform such Party's obligation under this Agreement if such failure or omission arises from a cause beyond the control of such Party, including but not limited to Acts of God; acts or omissions of any government or governmental agency; compliance with requirements, rules, regulations, or order of any governmental authority or any office, department, agency, or instrumentality thereof; fire, storm, flood, earthquake; accident; acts of the public enemy, war, rebellion, insurrection, riot, sabotage, invasion; quarantine, restriction; transportation embargoes; or failures or delays in transportation.\

          25.     UNITED STATES PREFERENCE

          25.1 LICENSEE agrees that any Licensed Product(s) shall be manufactured substantially in the United States.


          26.     MISCELLANEOUS

          26.1 The headings of the Articles of this Agreement are for reference only and do not affect the interpretation of this Agreement.

          26.2 Any amendment or modification of this Agreement must be in writing and signed by each Party.

          26.3 This Agreement and the attached Exhibits A through D embody the entire understanding of the Parties with respect to the subject matter of this Agreement, and supersedes all earlier communications, representations, or understandings, either oral or written, between the Parties with respect to such subject matter.

          26.4 If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such provision will be enforced to the extent legally permissible and such invalidity, illegality, or unenforceability will not affect any other provisions of the Agreement, and this Agreement will be construed as if the invalid, illegal, or unenforceable provision, or relevant portion thereof, were never in this Agreement.

          26.5 Neither Party is an agent of the other and neither will have any power to contract for or bind the other Party for any purpose.

          26.6 THE REGENTS will release information concerning this Agreement only to the extent required by law, and in each such case with reasonable advance notice to LICENSEE.

          26.7 The exchange of information between the Parties is governed by an existing Mutual Nondisclosure Agreement, Exhibit D, which is hereby incorporated herein by reference and the term of which is hereby extended for the term of this Agreement.

          THE REGENTS and LICENSEE hereby execute and deliver this Agreement, in duplicate originals, by their respective duly authorized officers.


          FAR WEST GROUP                   THE REGENTS OF THE

                                           UNIVERSITY OF CALIFORNIA

          By:/s/ Clark Vaught              By:/s/ Jeffery Wadsworth
               (Signature)                      (Signature)

          Name: Clark Vaught               Name: Jeffery Wadsworth

          Title: Chief Executive Officer   Title: Deputy Director for
                                                  Science and Technology

          Date: Jan. 7, 1997               Date: Jan. 7, 1997

          EXHIBIT A - INTELLECTUAL PROPERTY

          The Licensed Patents are as follows:

          I.  Capacitive Deionization Method and Apparatus

          UNITED STATES PATENTS GRANTED

          5,425,858  Method and Apparatus           Issue Date Joseph C. Farmer
                     for Capacitive
          IL-9104    Deionization, Electrochemical    6/20/95
                     Purification, and Regeneration
                     of Electrodes

          UNITED STATES PATENT APPLICATIONS

          NONE

          FOREIGN PATENTS GRANTED

          NONE

          FOREIGN PATENT APPLICATIONS

          National and Regional patents applications filed in the following countries:

          European Patent; Saudi Arabia; Egypt; South Africa; United Arab Emirates; India; Indonesia; Israel; Malaysia; Japan; Canada; and Mexico.

          II.  Carbon Aerogel Electrodes for Capacitive Deionization

          UNITED STATES PATENTS GRANTED

          5,260,855   Supercapacitors Based       Issue Date   J.L. Kaschmitter
          IL-8818A    on Carbon Foams             11/9/93      S.T. Mayer
                                                               R.W. Pekala

          5,420,168   Method of Low Pressure      5/30/95      S.T. Mayer
          IL-9181     and/or Evaporative Drying                J.L. Kaschmitter
                      of Aerogel                               R.W. Pekala


          5,529,971   Carbon Foams for Energy     6/25/96      J.L. Kaschmitter
          IL-8818B    Storage Devices                          S.T. Mayer
                                                               R.W. Pekala

          UNITED STATES PATENT APPLICATIONS

          08/110,003  Method for Making Thin      8/23/93      R.W. Pekala
          IL-9260     Carbon Foam Electrodes                   S.T. Mayer
                                                               J.L. Kaschmitter
                                                               R.L. Morrison


          08/393,588  Composite Carbon Foam       2/21/95      S.T. Mayer
          IL-9385     Electrode, Claims 16-19                  R.W. Pekala
                                                               J.L. Kaschmitter


          08/440,168  Fabricating Solid Carbon    5/12/95      J.L. Kaschmitter
          IL-9546     Porous Electrodes from                   T.D. Tran
                      Powders                                  J.H. Freikert
                                                               S.T. Mayer

          FOREIGN PATENTS GRANTED

          NONE

          FOREIGN PATENT APPLICATIONS

          IL-9181     Method of Low Pressure  Foreign Filing   S.T. Mayer
                      and/or Evaporative         Japan         J.L. Kaschmitter
                      Drying of Aerogel                        R.W. Pekala


          III.  Carbon Aerogel Material for Capacitive Deionization

          UNITED STATES PATENTS GRANTED

          4,873,218   Low Density Resorcinol-    Issue Date    R.W. Pekala
          IL-8059A    Formaldehyde Aerogels       10/10/89

          4,997,804   Low Density Resorcinol-       3/5/91     R.W. Pekala
          IL-8059B    Formaldehyde Aerogels

          5,358,802   Doping of Carbon Foams for  10/25/94     J.L. Kaschmitter
          IL-9060     Use in Energy Storage                    S.T. Mayer
                      Devices,                                 R.W. Pekala
                      Claims 7-26 and 33-35

          5,420,168   Method of Low Pressure and/  5/30/95     S.T. Mayer
          IL-9181     or Evaporative Drying                    J.L. Kaschmitter
                      of Aerogel                               R.W. Pekala

          5,529,971   Carbon Foams for Energy     6/25/96      J.L. Kaschmitter
          IL-8818B    Storage Devices                          S.T. Mayer
                                                               R.W. Pekala

          5,508,341   Organic Aerogel             4/16/96      S.T. Mayer
          IL-9184A    Microspheres                             F.M. Kong
                      and Fabrication Method                   R.W. Pekala
                      Therefor                                 J.L. Kaschmitter


          5,476,878   Organic Aerogels from the  12/19/95      R.W. Pekala
          IL-9388     Sol-Gel Polymerization of                S.T. Mayer
                      Phenolic-Furfural Mixtures               J.L. Kaschmitter

          UNITED STATES PATENT APPLICATIONS

          08/110,003  Method for Making Thin      8/23/93      R.W. Pekala
          IL-9260     Carbon Foam Electrodes,                  S.T. Mayer
                      Claims 1-19, 29                          J.L. Kaschmitter
                                                               R.L. Morrison

          08/393,588  Composite Carbon Foam       2/21/95      S.T. Mayer
          IL-9385     Electrode, Claims 16-19                  R.W. Pekala
                                                               J.L. Kaschmitter

          FOREIGN PATENTS GRANTED

          NONE

          FOREIGN PATENT APPLICATIONS

          IL-9181    Method of Low Pressure   Foreign Filing   S.T. Mayer
                     and/or Evaporative       Japan            J.L. Kaschmitter
                     Drying of Aerogel                         R.W. Pekala


          The Licensed Copyrights are as follows:

          CDI CONTROL (grant of copyright rights in this software will be effective on the date that DOE grants THE REGENTS request for permission to assert copyright)

                             EXHIBIT B - LICENSED RIGHTS

                                        NOTICE

          This Exhibit B contains financial and commercial information deemed Business Sensitive. The Parties agree not to use or to disclose the terms of this Exhibit to any third party without the express written consent of the other Party, except as necessary to enable the Parties to perform under this Agreement or as may be required by THE REGENTS' contract with the U.S. Department of Energy under the same restrictions.

          A.    Rights Granted

                A.1 Subject to the terms and conditions of this Agreement, THE REGENTS hereby grants to LICENSEE a nonexclusive, nontransferable, royalty-bearing license in the United States and any other jurisdiction in which THE REGENTS have patent rights for the following:

                      a) to use Licensed Patents and Licensed Methods in the Fields
                          of Use specified in Subparagraph 2 below;

                      b)  to make and sell Licensed Products as follows:

                          (i)capacitive deionization units for any application;

                          (ii)carbon aerogel electrodes and carbon aerogel material only for lectrodes in capacitive deionization units;
          and

                      c)  to reproduce, prepare derivative works,
          distribute copies to
                      the public, and display publicly Licensed Software for any application, such grant to be effective on the date that DOE grants
                      THE REGENTS' request for permission to assert copyright in that software. Any reproduction or preparation of a derivative work may only be for the purpose of incorporating Licensed Software into a
                      Licensed Product. LICENSEE may not distribute Licensed Software except as control software for a capacitive deionization unit.

                A.2   "Fields of Use" means:
                      a)Brackish Water/Sea Water Desalination, and

                      b)Treatment of Heat Exchanger and Boiler Water,
          Industrial
                      and ommercial Process Water, and Ultrapure Industrial
          Water

                A.3 LICENSEE has the option to negotiate up to two (2) additional fields of use, each for an additional issue fee. The term of this option is three years from the Effective Date of this Agreement.

                B.    Rights Excluded

                      Rights that are not specifically granted in Paragraph A above are excluded from the License.

                      This License grant does not include any sublicensing rights.

               C.     Performance Obligations

                             C.1   LICENSEE will proceed diligently to
          develop,
                             manufacture, market and sell Licensed Products and use
                             Licensed Methods. LICENSEE's diligence will be characterized by the following:

                                   (a)  September 30, 1997:  Manufacture of
          carbon aerogel
                                   material of suitable quality for use as
          electrode
                                   material in a commercial capacitive
          deionization unit.

                                   (b)December 31, 1998:  First commercial
          sale of capacitive
                                   deionization unit containing at least
          100 aerial square feet
                                   of carbon aerogel electrode material.

                                   (c)December 31, 1999:  Cumulative Gross
          Sales of Licensed
                                   Products of at least $150,000.

                             C.2   LICENSEE will demonstrate a continuing
          effort to
                                   commercialize and sell Licensed Products
          and use Licensed
                                   Methods during the term of this
          Agreement.  This continuing
                                   effort will be characterized by gross
          sales of Licensed Products
                                   of at least $500,000 in calendar year
          2000 and $1,000,000
                                   per calendar year beginning in 2001 and
          continuing for the
                                   remainder of the term of this Agreement.

                EXHIBIT C - LICENSE ISSUE FEE, ROYALTIES AND PAYMENTS

                                        NOTICE

               This Exhibit C contains financial and commercial information deemed Business Sensitive. The Parties agree not to use or to disclose the terms of this Exhibit to any third party without the express written consent of the other Party, except as necessary to enable the Parties to perform under this Agreement or as may be required by THE REGENTS' contract with the U.S. Department of Energy under the same restrictions.

          A.   License Issue Fee

               As partial consideration for this Agreement, LICENSEE will pay to THE
               REGENTS a nonrefundable License Issue Fee of $100,000 payable as follows:

               $15,000 upon execution of this Agreement;
               $30,000 12 months after the Effective Date of this Agreement;
               $30,000 24 months after the Effective Date of this Agreement; and
               $25,000 36 months after the Effective Date of this Agreement.

               LICENSEE will pay any remaining issue fee in full with the first report due to THE REGENTS after LICENSEE has cumulative gross sales of Licensed Products of $150,000.

               The License Issue Fee will not be credited against any other royalty or fee due from LICENSEE to THE REGENTS hereunder.

               If LICENSEE exercises its option under Exhibit B Paragraph
          A.3 to negotiate additional Fields of Use, LICENSEE must pay the full issue fee of $100,000 before a license is granted for any additional Field(s) of Use.

          B.   Earned Royalties

          1.   Royalties on Sales of Licensed Products

               In addition to the license issue fee, LICENSEE will pay THE REGENTS a royalty on Net Sales of Licensed Products as follows:

          a. Net Sales of Licensed Products related to Capacitive Deionization Method and Apparatus:

               First $5,000,000 of Net Sales in a calendar year         5%
               Net Sales over $5,000,000 in a calendar year             4%

          b. Net Sales of Licensed Products related to Carbon Aerogel Electrodes for Capacitive Deionization: 2%

          c. Net Sales of Licensed Products related to Carbon Aerogel Material for Capacitive Deionization: 1%

          d.   No royalty is due to THE REGENTS on samples of carbon
          aerogel material distributed free to prospective purchasers.
           Samples  are defined as material distributed to provide the recipient with the opportunity to inspect, evaluate, and judge the quality of the material for a particular purpose.

          2. Royalty on Commercial Use of Capacitive Deionization Method and Apparatus

               LICENSEE will pay THE REGENTS a royalty on its commercial use of the capacitive deionization method using carbon aerogel electrodes in countries in which THE REGENTS has filed for patent protection as follows:

          Calendar year 1999                              $10,000
          2000                                            $15,000
          2001 and succeeding calendar years              $20,000

               If during any reporting period LICENSEE has not used the capacitive deionization method in any country in which THE REGENTS has filed for patent protection, LICENSEE will so state in the earned royalty report for that reporting period.

               Earned royalties will accrue commencing with the first sale of Licensed Products or first commercial use of capacitive deionization method.

               In each calendar year, payments of earned royalties for the period January through June will be due on August 31 of the same year, and earned royalties for the period July through December will be due on February 28 of the following calendar year.

          C.   Minimum Royalties

               LICENSEE will pay to THE REGENTS a minimum annual royalty as follows:


          Calendar Year (CY)    Minimum Annual Royalty       Date  Due
                 1999                 $12,500                February 28, 1999
                 2000                 $20,000                February 28, 2000
                 2001                 $25,000                February 28, 2001
          Subsequent calendar years   $25,000                February 28 of CY

               Minimum annual royalties will be due on February 28 of the calendar year. Earned royalties will be credited against the minimum annual royalty up to the amount of the minimum annual royalty.

                      EXHIBIT D - MUTUAL NONDISCLOSURE AGREEMENT

                       N/A